UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	33-0734433 (I.R.S. Employer Identification No.)

10590 West Ocean Air Drive, Suite 200 San Diego, California (Address of Principal Executive Offices)	92130 (Zip Code)

If this form relates to the
registration of a class of securities
pursuant to Section 12(b) of the
Exchange Act and is effective
pursuant to General Instruction
A.(c), please check the following
box. ☐
If this form relates to the
registration of a class of securities
pursuant to Section 12(g) of the
Exchange Act and is effective
pursuant to General Instruction
A.(d), please check the following
box. ☒

Securities Act registration statement file number to which this form relates: 333-111515

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock, par value $0.0001 per share (“Common Stock”), of Santarus, Inc., a Delaware corporation (“Santarus”), to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus which constitutes part of Santarus’ Registration Statement on Form S-1 (File No. 333-111515) initially filed with the Securities and Exchange Commission on December 23, 2003, as amended from time to time, and is incorporated herein by reference.

Item 2. Exhibits.

     The documents listed below are filed as exhibits to this Registration Statement:

Exhibit
Number	Exhibit Title
3.1(1)	Form of Amended and Restated Certificate of Incorporation
3.2(1)	Form of Amended and Restated Bylaws
4.1(1)	Form of Common Stock Certificate
4.2(1)	Amended and Restated Investors’ Rights Agreement, dated April 30, 2003, among Santarus, Inc. and the parties named therein
4.3(1)	Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated May 19, 2003, among Santarus, Inc. and the parties named therein
4.4(1)†	Stock Restriction and Registration Rights Agreement, dated January 26, 2001, between Santarus, Inc. and The Curators of the University of Missouri
4.5(1)	Form of Series C Preferred Stock Purchase Warrant
4.6(1)	Form of Common Stock Purchase Warrant
4.7(1)	Warrant to Purchase Shares of Common Stock, dated April 30, 2003, issued to Rockport Venture Securities, LLC

(1)	Incorporated by reference to Santarus’ Registration Statement on Form S-1 (File No. 333-111515).

†	Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 24, 2004	SANTARUS, INC.

	By: Name: Title:	/s/ Gerald T. Proehl Gerald T. Proehl President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
3.1(1)	Form of Amended and Restated Certificate of Incorporation
3.2(1)	Form of Amended and Restated Bylaws
4.1(1)	Form of Common Stock Certificate
4.2(1)	Amended and Restated Investors’ Rights Agreement, dated April 30, 2003, among Santarus, Inc. and the parties named therein
4.3(1)	Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated May 19, 2003, among Santarus, Inc. and the parties named therein
4.4(1)†	Stock Restriction and Registration Rights Agreement, dated January 26, 2001, between Santarus, Inc. and The Curators of the University of Missouri
4.5(1)	Form of Series C Preferred Stock Purchase Warrant
4.6(1)	Form of Common Stock Purchase Warrant
4.7(1)	Warrant to Purchase Shares of Common Stock, dated April 30, 2003, issued to Rockport Venture Securities, LLC

(1)	Incorporated by reference to Santarus’ Registration Statement on Form S-1 (File No. 333-111515).

†	Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.